UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 3, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note

On December 3, 2013, MGT Capital Investments Inc. (“MGT”) filed a Current Report on Form 8-K (“Form 8-K”) related to its acquisition of 100% of the capital stock of Avcom, Inc. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, MGT stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. MGT hereby amends its Form 8-K filed on December 3, 2013 to provide the required financial information.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of the acquired business

The following financial statements of Avcom, Inc. are filed as Exhibits 99.1 to this amendment and are incorporated in their entirety herein by reference:

Exhibit 99.1

Report of Independent Registered Public Accounting Firm;

Balance Sheets – as of December 31, 2012 and 2011, and September 30, 2013 (unaudited);

Statements of Operations for the years ended December 31, 2012 and 2011, and for the nine months ended September 30, 2013 (unaudited);

Statements of Equity for the years ended December 31, 2012 and 2011, and for the nine months ended September 30, 2013 (unaudited);

Statements of Cash Flows for the years ended December 31, 2012 and 2011, and for the nine months ended September 30, 2013 (unaudited);

Notes to the Financial Statements.

(b)	Pro-forma financial information

The following pro-forma financial information is furnished as Exhibit 99.2:

Exhibit 99.2

Unaudited Pro-forma Condensed Combined Balance Sheets – as of September 30, 2013;

Unaudited Pro-forma Condensed Combined Statement of Operations and Comprehensive Gain for the nine months ended September 30, 2013;

Unaudited Pro-forma Condensed Combined Statement of Operations and Comprehensive Loss for the year ended December 31, 2012;

Notes to Unaudited Pro-forma Condensed Combined Financial Statements.

(c)	Shell Business Transactions

Not applicable.

(d)	Exhibits

99.1 Audited financial statements of Avcom, Inc. for December 31, 2012 and 2011 and for the nine months ended September 30, 2013 (unaudited);

99.2 Unaudited Pro-forma Condensed Combined Financial Statements as of September 30, 2013 and for the nine months ended September 30, 2013 and for December 31, 2012 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 28, 2014

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	President and Chief Executive Officer